UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2009 (August 1, 2009)

HOLLY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court,	75201-6915
Suite 1600	(Zip code)
Dallas, Texas
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Second Amended and Restated Omnibus Agreement
     On August 1, 2009 in connection with the transactions contemplated by the Asset Purchase Agreement, dated as of August 1, 2009 (the “Purchase Agreement”), among a subsidiary of Holly Corporation (“Holly”) and a subsidiary of Holly Energy Partners, L.P., an affiliate of Holly (the “Partnership,” and together with Holly, the “Parties”), the Parties and certain of their subsidiaries entered into a Second Amended and Restated Omnibus Agreement (the “Second Restated Omnibus Agreement”). The Second Restated Omnibus Agreement amends and restates the Amended and Restated Omnibus Agreement dated June 1, 2009, among the Parties that was previously filed as an exhibit to Holly’s Current Report on Form 8-K dated June 5, 2009. The Second Restated Omnibus Agreement addresses, among other things, the following matters:
•	the Partnership’s obligation to pay Holly an annual administrative fee, currently in the amount of $2.3 million, for the provision by Holly of certain general and administrative services;

•	Holly’s and its affiliates’ agreement not to compete with the Partnership under certain circumstances and the Partnership’s right to notice of, and right of first offer to purchase, certain logistics assets constructed by Holly or acquired as part of an acquisition by Holly of refining assets;

•	an indemnity by Holly for certain potential environmental liabilities;

•	the Partnership’s obligation to indemnify Holly for environmental liabilities related to the Partnership’s assets existing on the date of the Partnership’s initial public offering to the extent Holly is not required to indemnify the Partnership; and

•	Holly’s right of first refusal to purchase the Partnership’s assets that serve Holly’s refineries.
     Under the Second Restated Omnibus Agreement, the Partnership pays Holly an annual administrative fee, currently in the amount of $2.3 million, for the provision of various general and administrative services for the Partnership’s benefit. The Partnership’s general partner may agree to increases in the administrative fee in connection with expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses.
     The $2.3 million fee includes expenses incurred by Holly and its affiliates to perform centralized corporate functions, such as legal, treasury, information technology and other corporate services, including the administration of employee benefit plans. The fee does not include salaries of pipeline and terminal personnel or other employees of the general partner of the Partnership’s general partner or the cost of their employee benefits, such as 401(k), pension, and health insurance benefits, which are separately charged to the Partnership by Holly. The Partnership also reimburses Holly and its affiliates for direct general and administrative expenses they incur on the Partnership’s behalf.
     Holly and its affiliates have agreed, for so long as Holly controls the Partnership’s general partner, not to engage in, whether by acquisition or otherwise, the business of owning and/or operating crude oil pipelines or terminals, refined products pipelines or terminals, intermediate product pipelines or terminals, truck racks or crude oil gathering systems in the continental United States. This restriction will not apply to:

•	any business operated by Holly or any of its affiliates at the time of the closing of the Partnership’s initial public offering;

•	any business conducted by Holly with the approval of the Partnership’s general partner;

•	any business or asset that Holly or any of its affiliates acquires or constructs that has a fair market value or construction cost of less than $5.0 million; and

•	any business or asset that Holly or any of its affiliates acquires or constructs that has a fair market value or construction cost of $5.0 million or more if the Partnership has been offered the opportunity to purchase the business or asset at fair market value, and has declined to do so.
     The limitations on the ability of Holly and its affiliates to compete with the Partnership may be terminated by Holly upon a change of control of Holly.
     Under the Second Restated Omnibus Agreement, Holly has agreed to indemnify the Partnership up to certain aggregate amounts for any environmental noncompliance and remediation liabilities associated with assets transferred to the Partnership and occurring or existing prior to the date of such transfers. The transfers that are covered by the agreement include the refined products pipelines, terminals and tanks transferred by Holly’s subsidiaries in connection with the Partnership’s initial public offering in July 2004, the intermediate pipelines transferred by Holly’s subsidiaries to the Partnership in July 2005, and the crude pipelines and tankage assets transferred by Holly’s subsidiaries to the Partnership in 2008. The Second Restated Omnibus Agreement provides environmental indemnification of up to $15.0 million for the assets transferred to the Partnership, other than the crude pipelines and tankage assets transferred to the Partnership in 2008, plus an additional $2.5 million for the intermediate pipelines acquired in July 2005. Except as described below, Holly’s indemnification obligations described above shall remain in effect for an asset for ten years following the date of transfer of such asset to the Partnership. The Second Restated Omnibus Agreement also provides an additional $7.5 million of indemnification through 2023 for environmental noncompliance and remediation liabilities specific to the crude pipelines and tankage assets transferred to the Partnership in 2008. Holly’s indemnification obligations described above do not apply to the truck and rail loading/unloading equipment, located at Holly’s refinery located in Tulsa, Oklahoma (the “Tulsa Refinery”), sold by Holly to the Partnership pursuant to the Purchase Agreement (the “Tulsa Assets”) or the 16” feedstock pipeline acquired by a subsidiary of the Partnership on June 1, 2009, currently running 65 miles from Holly’s crude oil distillation and vacuum distillation facilities in Lovington, New Mexico to Holly’s petroleum refinery in Artesia, New Mexico.
     The Second Restated Omnibus Agreement provides that the Partnership will indemnify Holly and its affiliates against environmental liabilities relating to the Partnership’s assets that occur after the date the Partnership or its affiliates acquired such assets.
     The Second Restated Omnibus Agreement also contains the terms under which Holly has a right of first refusal to purchase the Partnership’s assets that serve Holly’s refineries. Before the Partnership enters into any contract to sell pipeline, terminal and tankage assets serving Holly’s refineries, the Partnership must give written notice of the terms of such proposed sale to Holly. The notice must set forth the name of the third party purchaser, the assets to be sold, the purchase price and all other material terms and conditions of the offer. To the extent the third party offer consists of consideration other than cash (or in addition to cash), the purchase price shall be deemed equal to the amount of any such cash plus the fair market value of such non-cash consideration, determined as set forth in the Second Restated Omnibus Agreement. Holly will then have the sole and exclusive option for a period of thirty days following receipt of the notice, to elect to purchase the subject assets on the terms specified in the notice. Holly’s right of first refusal described above does not apply to the Tulsa Assets.
     The Second Restated Omnibus Agreement contains an acknowledgment by the Parties of the purchase options and right of first refusal granted to Holly with respect to the Tulsa Assets in the purchase option agreement (described below).
     The description of the Second Restated Omnibus Agreement herein is qualified by reference to the copy of the Second Restated Omnibus Agreement, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
Tulsa Equipment and Throughput Agreement
     On August 1, 2009 in connection with the transactions contemplated by the Purchase Agreement, subsidiaries of Holly and the Partnership entered into the Tulsa Equipment and Throughput Agreement (the “Throughput Agreement”). The Throughput Agreement terminates on August 1, 2024.
     The Throughput Agreement may be extended by mutual agreement of the parties, provided that Holly provides the Partnership with notice of its desire to extend the Throughput Agreement not more than 24 months and not less than the later of 12 months prior to the date of termination or ten days after receipt of a written request from the Partnership. In the event the Throughput Agreement is terminated without renewal, Holly will have a limited right of first refusal for one year following such termination to enter into a new throughput agreement with the Partnership on commercial terms that substantially match the terms offered to the Partnership by a third-party.
     Under the Throughput Agreement, Holly agrees to load or unload by tanker truck or rail car at the Tulsa Loading Racks (as defined in the Throughput Agreement) an amount of products in the aggregate that at the agreed tariff rates will result in minimum revenues to the Partnership of approximately $225,000 per month (the “Minimum Revenue Commitment”). Holly shall pay the Partnership (i) a fee of $0.60 per barrel (the “Base Tariff”) for the first 12,500 bpd of products calculated on a monthly basis (the “Minimum Throughput”) received at or shipped from the Tulsa Loading Racks and (ii) a fee of $0.30 per barrel for volumes in excess of the Minimum Throughput received at or shipped from the Tulsa Loading Racks (the “Incentive Tariff”). The Base Tariff and Incentive Tariff will increase each year on July 1 by an amount equal to the change in the producers price index; provided, however, that such adjustment shall not exceed 3.0% in any year. The Base Tariff and Incentive Tariff will not decrease as the result of any decrease in the producers price index.
     If Holly fails to meet its Minimum Revenue Commitment for any month, it will be required to pay to the Partnership a deficiency payment upon the later of: (i) ten days after its receipt of notice of such deficiency and (ii) 30 days following the end of the related contract month. If disagreements regarding any deficiency payment cannot be resolved among the Parties within 30 days following the payment of such deficiency payment, the Parties shall submit any and all disputed matters to arbitration in accordance with the terms of the Throughput Agreement.
     During the term of the Throughput Agreement, Holly (at Holly’s sole cost and expense) shall manage, operate and maintain the Tulsa Loading Racks for and on behalf of the Partnership.
     If new laws or regulations are enacted that require the Partnership to make substantial and unanticipated capital expenditures with regard to the Tulsa Loading Racks, the Partnership will have the right to impose a monthly surcharge to cover its costs of complying with these new laws or regulations.

The Parties will be required to negotiate in good faith to mitigate the economic costs associated with any such new laws and to determine the amount of the monthly surcharge.
     Either Party may temporarily suspend its obligations under the Throughput Agreement during the occurrence of an event that is outside its control and renders its performance impossible for at least 30 days. An event with a duration of longer than one year will allow either of the Parties to terminate the Throughput Agreement.
     Under the Throughput Agreement, Holly has agreed to indemnify the Partnership from liabilities arising out of, among other things, events and conditions associated with the Tulsa Loading Racks, including violations of environmental laws, occurring prior to the date of the Throughput Agreement or during the term of the Throughput Agreement while Holly is operating the Tulsa Loading Racks. In addition, under the Throughput Agreement, the Partnership has agreed to indemnify Holly from liabilities arising out of, among other things, the operation of the Tulsa Loading Racks, including violations of environmental law, by the Partnership.
     Holly’s obligations under the Throughput Agreement will not terminate if Holly and its affiliates no longer own the Partnership’s general partner. The Throughput Agreement may be assigned to a third party with the prior written consent of the non-assigning Party. The Parties may also assign the Throughput Agreement to an affiliate, a third party lender or debt holder or person who acquires the Tulsa Loading Racks or Holly’s Tulsa Refinery without the prior written consent of the non-assigning Party.
     The description of the Throughput Agreement herein is qualified by reference to the copy of the Throughput Agreement, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.
Tulsa Purchase Option Agreement
     On August 1, 2009 in connection with the transactions contemplated by the Purchase Agreement, subsidiaries of Holly and the Partnership entered into the Tulsa Purchase Option Agreement (the “Option Agreement”). The Option Agreement expires simultaneously with the termination of the Throughput Agreement, including any extensions or amendments of such agreement, unless extended by written mutual agreement of the Parties.
     Under the Option Agreement, the Partnership grants Holly the option to purchase the Tulsa Loading Racks (the “Option”) at the termination of the Option Agreement for the fair market cash value of the Tulsa Loading Racks to a third party, less the sum of the actual amounts expended for capital expenditures and improvements made by Holly to the Tulsa Loading Racks during the term of the Throughput Agreement. Holly shall provide to the Partnership written notice of its desire to exercise the Option not more than 24 months and not less than 12 months prior to the date of termination of the Option Agreement.
     The Option Agreement provides that if Holly (i) shuts down the Tulsa Refinery and such planned shut down is intended at the time of such shut down to be permanent or (ii) sells or causes to be sold to a third party(ies), including any person in which Holly or its affiliates have a minority interest, the Tulsa Refinery, then Holly shall be entitled to (A) assign all of its rights and obligations under the Option Agreement and the Throughput Agreement to such third party(ies) or (B) purchase the Tulsa Loading Racks (the “Repurchase Right”) for a cash purchase price equal to the net present value, at a discount rate of 15%, of the remaining minimum payments under the Throughput Agreement.

     Under the Option Agreement, the Partnership grants to Holly a right of first refusal on any proposed transfer (other than a grant of a security interest to a bona fide third-party lender or a transfer to an affiliate) of the Tulsa Loading Racks (the “Right of First Refusal”). The Partnership shall give Holly prompt notice of any such proposed transfer, including the purchase price offered by the proposed transferee, and Holly shall give the Partnership notice of its decision regarding the exercise of its Right of First Refusal within 30 days of its receipt of the Partnership’s notice of the proposed transfer.
     Under the Option Agreement, Holly grants to the Partnership the right to sell to Holly for $100.00 the Tulsa Loading Racks (the “Partnership Put Right”). The Partnership shall provide Holly notice of its desire to exercise the Partnership Put Right not less than six months prior to the termination of the Option Agreement.
     Under the Option Agreement, the Partnership grants to Holly the right to sell to the Partnership for $100.00 all of Holly’s interest in the real property (the “Real Property”) located directly under the Tulsa Loading Racks (the “Holly Put Right”); provided that the Holly Put Right is not exercisable (i) if Holly has exercised its option to purchase the Tulsa Loading Racks pursuant to the Option or the Repurchase Right, (ii) if the Partnership has exercised its right to sell the Tulsa Loading Racks to Holly pursuant to the Partnership Put Right, (iii) with respect to the real property underlying the Tulsa Loading Racks that Holly has exercised the Right of First Refusal to purchase pursuant to the Option Agreement, or (iv) at any time prior to that date which is six months prior to the date of scheduled termination of the Option Agreement. Holly shall provide written notice to the Partnership of its desire to exercise the Holly Put Right not more than six months and not less than 20 days prior to the date of termination of the Option Agreement. In the event Holly notifies the Partnership of its desire to exercise the Holly Put Right, then, the Partnership shall have right to sell to Holly for $100.00 the Tulsa Loading Racks (the “Second Partnership Put Right”). The Partnership shall provide Holly notice of its desire to exercise the Second Partnership Put Right within 15 days of the Partnership’s receipt of notice that Holly has exercised the Holly Put Right with respect to the Real Property. In the event the Partnership exercises the Second Partnership Put Right, then Holly’s exercise of the Holly Put Right with respect to the Real Property shall automatically be voided and of no further force and effect.
     The Option Agreement may be assigned to a third party with the prior written consent of the non-assigning Party. The Parties may assign the Option Agreement to an affiliate or a third party lender or debt holder without the prior written consent of the non-assigning Party. The Parties may also assign the Option Agreement to any third party to which either Party sells or transfers the Tulsa Loading Racks or Tulsa Refinery, as applicable.
     The description of the Option Agreement herein is qualified by reference to the copy of the Option Agreement, filed as Exhibit 10.3 to this report, which is incorporated by reference into this report in its entirety.
Item 9.01 Financial Statements and Exhibits.

10.1	—	Second Amended and Restated Omnibus Agreement, dated as of August 1, 2009, by and among Holly Corporation, Holly Energy Partners, L.P., and certain of their respective subsidiaries (incorporated by reference to Exhibit 10.2 of Holly Energy Partners, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2009).

10.2	—	Tulsa Equipment and Throughput Agreement, dated as of August 1, 2009, between Holly Refining & Marketing — Tulsa LLC and HEP Tulsa LLC (incorporated by reference to Exhibit 10.3 of Holly Energy Partners, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2009).

10.3	—	Tulsa Purchase Option Agreement, dated as of August 1, 2009, between Holly Refining & Marketing — Tulsa LLC and HEP Tulsa LLC (incorporated by reference to Exhibit 10.4 of Holly Energy Partners, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: August 6, 2009
[Signature Page]

EXHIBIT INDEX
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number		Exhibit Title

10.1	—	Second Amended and Restated Omnibus Agreement, dated as of August 1, 2009, by and among Holly Corporation, Holly Energy Partners, L.P., and certain of their respective subsidiaries (incorporated by reference to Exhibit 10.2 of Holly Energy Partners, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2009).

10.2	—	Tulsa Equipment and Throughput Agreement, dated as of August 1, 2009, between Holly Refining & Marketing — Tulsa LLC and HEP Tulsa LLC (incorporated by reference to Exhibit 10.3 of Holly Energy Partners, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2009).

10.3	—	Tulsa Purchase Option Agreement, dated as of August 1, 2009, between Holly Refining & Marketing — Tulsa LLC and HEP Tulsa LLC (incorporated by reference to Exhibit 10.4 of Holly Energy Partners, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2009).